Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142671, 333-145445, 333-157369, 333-163066, 333-170958 and 333-176716), in Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-161991), and the Registration Statements on Form S-3 (Nos. 333-157696, 333-158625, 333-165849, 333-165850, 333-166359,  333-168085 and 333-176424, ) of our report dated March 26, 2012, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern and an explanatory paragraph regarding the restatement of the financial statements for the presentation of the Company’s ID Security segment as a discontinued operation,  relating to our audit of the consolidated financial statements of PositiveID Corporation, which report is included in Amendment No. 1 to Annual Report on Form 10-K/A as of and for the year ended December 31, 2011. We also consent to the reference to our firm as Experts in the Registration Statements on Forms S-3 and S-4.

/s/ EisnerAmper LLP

New York, New York
May 1, 2012